As filed with the Securities and Exchange Commission on October 3, 2000
                                                    Registration No. 333-
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          ---------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                          ---------------------------

                        Alliance Capital Management L.P.
               (Exact Name of issuer as specified in its charter)

            Delaware                         6282                  13-3434400
(State or other jurisdiction of  (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)       Classification No.)       Identification No.)

                          1345 Avenue of the Americas
                               New York, NY 10105
                                 (212) 969-1000
                    (Address of principal executive offices)

                          ---------------------------

                      SCB Deferred Compensation Award Plan
                                 2000 Offering
                            (Full title of the Plan)

                          ---------------------------

                           David R. Brewer, Jr., Esq.
                        Alliance Capital Management L.P.
                          1345 Avenue of the Americas
                               New York, NY 10105
                    (Name and address of agent for service)
                Telephone number, including area code, of agent
                          for service: (212) 969-1000

                        CALCULATION OF REGISTRATION FEE
================================================================================
                                            Proposed     Proposed
                                             Maximum     Maximum
                                            Offering    Aggregate    Amount of
    Title of Securities     Amount to be    Price Per    Offering   Registration
      to be Registered       Registered    Obligation     Price         Fee
--------------------------------------------------------------------------------
Deferred Compensation
Obligations(1)............  $96,000,000       100%         100%      $25,344.00
================================================================================

(1)  The Deferred Compensation Obligations are unsecured obligations of
     Alliance Capital Management L.P. to pay deferred compensation in the future in accordance with the terms of the SCB Deferred Compensation Award Plan.
================================================================================

                                     PART I

     The following documents listed under this Part I and the documents incorporated by reference under Item 3 of Part II to this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "1933 Act"), and are incorporated herein by reference.

ITEM 1.  PLAN INFORMATION

     The information required to be provided to participants pursuant to this
Item is set forth in the Prospectus for the SCB Deferred Compensation Plan (the "Plan").

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     The written statement required to be provided to participants pursuant to this Item is set forth in the Prospectus referenced in Item 1 above.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Alliance Capital Management L.P. (the "Registrant") hereby files this Registration Statement with the Securities and Exchange Commission (the "Commission") on Form S-8 to register an aggregate of $96,000,000 of Deferred Compensation Obligations, for issuance pursuant to the SCB Deferred Compensation Award Plan (the "Plan").

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates herein by reference the following documents:

     (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

     (2) All reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since December 31, 1999;

     (3) The description of the Units contained in the Registration Statement on Form 8-A dated January 18, 1988, filed under the Exchange Act, including any amendment thereto or report filed for the purpose of updating such description; and

     (4) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold.

     Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     The Deferred Compensation Obligations are unfunded obligations of the Registrant to pay deferred compensation to participants under the Plan at a future date determined under the Plan. A participant's rights to and under the Deferred Compensation Obligations cannot be assigned, alienated, sold, garnished, transferred, pledged or encumbered, except by way of transfer to the employee's beneficiaries or estate upon the employee's death, pursuant to the terms of the Plan.

     The Deferred Compensation Obligations are unsecured general obligations of the Registrant which rank pari passu with other unsecured and unsubordinated indebtedness of the Registrant that may be outstanding from time to time. No sinking fund has or will be established with respect to the Deferred Compensation Obligations. The Deferred Compensation Obligations are not subject to redemption, in whole or in part, prior to the payment dates applicable under the Plan. Amounts deferred under the Plan will be applied toward the purchase or notional purchase of units representing assignments of beneficial ownership of limited partnership interests in Alliance Capital Management Holding L.P. ("Units") (registered separately) and shares of one or more registered money market mutual funds ("Money Market Shares") or a combination of Units and Money Market Shares. The Deferred Compensation Obligations are payable in cash or in-kind in the form of Units and Money Market Shares as determined by the Registrant under the Plan.

     Except as stated above, the Deferred Compensation Obligations do not enjoy the benefit of any affirmative or negative pledges or covenants by the Registrant. Although the Registrant intends to establish a grantor trust to fund the payment of the Deferred Compensation Obligations, the assets of the trust will be subject to the claims of the Registrant's creditors. The trustee of the trust will be required to administer the trust in accordance with its terms, but the trustee's obligations and authority will be limited to the amounts which may be held in the trust from time to time and the trustee will be subject to the direction of the Registrant with respect to the payment of the Deferred Compensation Obligations. Accordingly, the trustee will not have any independent obligation or authority to act on behalf of any holder of a Deferred Compensation Obligation and each such holder will be responsible for acting on his or her own behalf with respect to, among other things, the giving of notices, responding to requests for consents, waivers or amendments, enforcing covenants and taking action upon default.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the plan interests offered hereby will be passed upon for the Registrant by David R. Brewer, Jr., Senior Vice President and General Counsel of Alliance Capital Management Corporation, the general partner of the Registrant (the "General Partner"). As of the date of this Registration Statement, the fair market value of securities of the Registrant, including options, beneficially owned by Mr. Brewer exceeds $50,000 and, accordingly, such interest is deemed to represent a substantial interest in the Registrant.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 17-108 of the Delaware Revised Uniform Limited Partnership Act permits a limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims whatsoever, subject to such standards and restrictions, if any, as set forth in its partnership agreement. Provision for indemnification under the Registrant's Agreement of Limited Partnership (As Amended and Restated) dated as of November 19, 1987, as amended (the "Partnership Agreement") is set forth in Section 6.9 of the Partnership Agreement. The Registrant has granted broad rights of indemnification to officers of the General Partner and to employees of the Registrant. In addition, the Registrant has assumed indemnification obligations previously extended by the predecessor of the General Partner to its directors, officers and employees. The foregoing indemnification provisions are not exclusive, and the Registrant is authorized to enter into additional indemnification arrangements.

     The Registrant maintains an insurance policy insuring the directors and officers of the General Partner against certain acts and omissions while acting in their official capacities.

                                    EXHIBITS

     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
  No.
-------
   5      Opinion of David R. Brewer, Jr., Esq.
   23.1   Consent of David R. Brewer, Jr., Esq. (included in Exhibit 5)
   23.2   Consent of Independent Auditors
   24     Powers-of-Attorney
   99     Copy of SCB Deferred Compensation Award Plan


                                  UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act;

         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

        (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities

          (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE 1933 ACT, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK, STATE OF NEW YORK, ON THIS 3rd DAY OF OCTOBER 2000.

                                         ALLIANCE CAPITAL MANAGEMENT L.P.


                                         By: Alliance Capital Management
                                             Corporation, General Partner


                                         By: /s/ Bruce W. Calvert
                                            ------------------------------------
                                            Name:  Bruce W. Calvert
                                            Title: Vice Chairman and Chief
                                                   Executive Officer

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED ON THE 3rd DAY OF OCTOBER 2000 BY THE FOLLOWING PERSONS IN THEIR CAPACITIES AS DIRECTORS AND OFFICERS OF ALLIANCE CAPITAL MANAGEMENT CORPORATION, THE GENERAL PARTNER OF THE REGISTRANT.

Signature                        Title
---------                        -----


/s/ Dave H. Williams             Chairman of the Board and
----------------------------     Director
    Dave H. Williams


/s/ Bruce W. Calvert             Vice Chairman and Chief
----------------------------     Executive Officer, Director
Bruce W. Calvert                 (Principal Executive Officer)


/s/ John D. Carifa               President and Chief Operating
----------------------------     Officer, Director
John D. Carifa


/s/ Robert H. Joseph, Jr.        Senior Vice President and Chief
----------------------------     Financial Officer (Principal Financial Officer
Robert H. Joseph, Jr.            and Principal Accounting Officer)


/s/ David R. Brewer, Jr.         Senior Vice President and General
----------------------------     Counsel
David R. Brewer, Jr.

*
----------------------------     Director
Luis Javier Bastida

*
----------------------------     Director
Donald H. Brydon

*
----------------------------     Director
Henri de Castries

*
----------------------------     Director
Kevin C. Dolan

*
----------------------------     Director
Denis Duverne

*
----------------------------     Vice Chairman and Director
Alfred Harrison

----------------------------     Director
Herve Hatt

*
----------------------------     Director
Michael Hegarty

*
----------------------------     Director
Benjamin D. Holloway

*
----------------------------     Director
W. Edgar Jarmain

*
----------------------------     Director
Edward D. Miller

*
----------------------------     Director
Peter D. Noris

----------------------------      Director
Frank Savage

*
----------------------------     Director
Peter J. Tobin

*
----------------------------     Director
Stanley B. Tulin

*
----------------------------     Director
Reba W. Williams

*
----------------------------     Director
Robert B. Zoellick

----------------------------     Director
Lewis A. Sanders

----------------------------     Director
Roger Hertog

* By: /s/ David R. Brewer, Jr.
     ---------------------------------------------
    (David R. Brewer, Jr., Esq., Attorney-in-fact)

                               INDEX TO EXHIBITS

     The following is a complete list of exhibits filed as part of this Registration Statement:

Exhibit
Number            Exhibit
-------           -------

   5        Opinion of David R. Brewer, Jr., Esq.
   23.1     Consent of David R. Brewer, Jr., Esq. (included in Exhibit 5)
   23.2     Consent of Independent Auditors
   24       Powers-of-Attorney
   99       Copy of SCB Deferred Compensation Award Plan